Distribution Solutions Group Announces
2022 Fourth Quarter and Full Year Results
Reported Full Year Revenue of $1.2 Billion
Strong Q4 Results: Organic Sales Growth of 17%

CHICAGO, March 9, 2023 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a premier, multi-platform distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), original equipment manufacturer (OEM) and industrial technologies markets, today announced consolidated results for the fourth quarter and full year ended December 31, 2022. This press release is supplemented by an earnings slide deck appearing on the Company’s investor relations home page at www.distributionsolutionsgroup.com.

Note Regarding Reverse Merger Accounting

As a result of the April 1, 2022 strategic combination of Lawson Products, Gexpro Services and TestEquity, our financial results are reported under reverse merger accounting treatment as required by generally accepted accounting principles ("GAAP"). Accordingly, Lawson Products results are included only for the period following the April 1, 2022 merger closing date. GAAP results for the three and twelve months ended December 31, 2021 include the combined results of Gexpro Services and TestEquity, GAAP results for the three months ended December 31, 2022 include the results of Lawson Products, Gexpro Services and TestEquity and GAAP results for the year ended December 31, 2022 include the results of Lawson Products for the nine months after the April 1, 2022 merger closing date as well as the results of Gexpro Services and TestEquity for the full twelve months.

The following represents a summary of certain operating results (unaudited). See reconciliation of GAAP to non-GAAP measures in tables 2 and 3.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(Dollars in thousands)	2022	2021	% Change	2022	2021	% Change
GAAP Revenue	$328,850	$129,221	154.5%	$1,151,422	$520,290	121.3%
Pre-Merger Revenue(1)	—	102,067	N/M	117,877	417,733	N/M
Adjusted Revenue	328,850	231,288	42.2%	1,269,299	938,023	35.3%

GAAP Operating Income	12,658	(1,791)	N/M	41,786	11,421	265.9%
Pre-Merger Operating Income(1)	—	(825)	N/M	12,076	11,987	0.7%
Adjusted Operating Income	12,658	(2,616)	N/M	53,862	23,408	130.1%

Adjusted EBITDA	$34,003	$17,657	92.6%	$123,028	$75,219	63.6%

GAAP Operating income as a percent of GAAP Revenue	3.8%	(1.4)%		3.6%	2.2%
Adjusted EBITDA as a percent of Adjusted Revenue	10.3%	7.6%		9.7%	8.0%
(1)Represents Lawson Products pre-merger revenue and operating income

Bryan King, CEO and Chairman of the Board, said, “We are pleased with fourth quarter results that exceeded expectations. Our continued topline growth and sequential improvement in margins further supports our strategic decision to combine Lawson Products, Gexpro Services and TestEquity. While macroeconomic uncertainties remain, we are laser-focused on driving greater returns on cash flow through a combination of organic growth, strategic acquisitions and operational efficiencies. We believe that our disciplined approach to capital allocation through our asset light model coupled with our strengthening balance sheet positions us to further generate meaningful returns and cash flow in 2023.

“Fourth quarter revenue grew to nearly $329 million, consisting of organic growth of 16.7% as well as revenue from acquisitions. Fourth quarter Adjusted EBITDA grew $16.3 million over a year ago to $34.0 million or 10.3% of adjusted revenue, with an expansion in margins over the third quarter on fewer selling days. On a full year basis, we realized strong comparable adjusted revenue growth of over 35% and adjusted margin expansion in terms of dollars and percentage. I want to congratulate our leadership teams for successfully completing five acquisitions in 2022, as well as realizing sequential margin expansion as the year developed," concluded Mr. King.

Fourth Quarter Highlights (1)

•GAAP revenue was $328.9 million, an increase of $199.6 million or 154.5%, which included $60.2 million of additional revenue from companies acquired in 2021 and 2022 other than Lawson Products.
•Non-GAAP adjusted revenue, which in the fourth quarter of 2021 includes the pre-merger revenue of Lawson Products, increased approximately $97.6 million or 42.2% to $328.9 million. This improvement was driven by organic growth of 16.7% and revenue from companies acquired in 2021 and 2022 (other than Lawson Products).
•Reported operating income increased by $14.4 million from the prior year period to $12.7 million or 3.8% of GAAP revenue.
•Diluted loss per share was $0.10 for the quarter compared to a diluted loss per share of $0.47 in the year ago quarter. Non-GAAP diluted earnings per share was $0.25 in the fourth quarter 2022 compared to $0.15 for the same period a year ago.
•Non-GAAP adjusted EBITDA increased by $16.3 million from the prior year period to $34.0 million or 10.3% of non-GAAP adjusted revenue.
•In November, the Board authorized an increase of the existing share buy-back program from $7.5 million to $12.5 million. During 2022, the Company repurchased approximately 54,000 shares of its common stock for an aggregate price of $1.9 million on top of $3.0 million previously repurchased which leaves $7.6 million available under its expanded authorized share repurchase plan.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2 and 4.

Full Year Highlights (2)

•GAAP revenue was $1.15 billion, an increase of $631.1 million or 121.3%. The increase was driven by the inclusion of Lawson Products revenue of $324.8 million following the April 1, 2022 merger closing date and $203.6 million of additional revenue from companies acquired in 2021 and 2022 (other than Lawson Products).
•Non-GAAP adjusted revenue was $1.27 billion, which in 2022 and 2021 includes the pre-merger revenue of Lawson Products, increased approximately $331.3 million or 35.3%. This improvement was driven by organic growth of 13.8% and revenue from companies acquired in 2021 and 2022 (other than Lawson Products).
•Reported operating income increased by $30.4 million from the prior year period to $41.8 million or 3.6% of GAAP revenue.
•Diluted earnings per share was $0.42 for the year compared to a loss per diluted share of $0.49 in the year ago period.
•Non-GAAP adjusted EBITDA increased by $47.8 million from the prior year period to $123.0 million or 9.7% of non-GAAP adjusted revenue.
•The Company ended the year with $24.6 million of cash on hand and $77.0 million of availability under its credit facility with net debt leverage of 3.1x. Net capital expenditures were $11.3 million during 2022.
(2) See reconciliation of GAAP to non-GAAP measures in table 3.

The following represents a summary of certain operating results for each reportable segment (unaudited). See reconciliation of GAAP to non-GAAP measures in table 2.

	Lawson Products		Gexpro Services		TestEquity		Other		Consolidated DSG
(Dollars in thousands)	Q4 2022	Q4 2021	Q4 2022	Q4 2021	Q4 2022	Q4 2021	Q4 2022	Q4 2021	Q4 2022	Q4 2021
GAAP Revenue	$108,029	$—	$100,103	$66,516	$105,374	$62,705	$15,344	$—	$328,850	$129,221
Pre-Merger Revenue(1)	—	89,791	—	—	—	—	—	12,276	—	102,067
Adjusted Revenue	$108,029	$89,791	$100,103	$66,516	$105,374	$62,705	$15,344	$12,276	$328,850	$231,288

GAAP Operating Income	$3,746	$—	$4,317	$(2,428)	$3,932	$637	$663	$—	$12,658	$(1,791)
Pre-Merger Operating Income(1)	—	(1,995)	—	—	—	—	—	1,170	—	(825)
Adjusted Operating Income	3,746	(1,995)	4,317	(2,428)	3,932	637	663	1,170	12,658	(2,616)

Adjusted EBITDA	$11,509	$6,839	$10,795	$4,587	$10,476	$4,645	$1,223	$1,586	$34,003	$17,657

GAAP Operating income as a percent of GAAP Revenue	3.5%	—%	4.3%	(3.7)%	3.7%	1.0%	4.3%	—%	3.8%	(1.4)%
Adjusted EBITDA as a percent of Adjusted Revenue	10.7%	7.6%	10.8%	6.9%	9.9%	7.4%	8.0%	12.9%	10.3%	7.6%
(1)Represents Lawson Products and The Bolt Supply House pre-merger revenue and operating income

Conference Call

Distribution Solutions Group, Inc. will conduct a conference call with investors to discuss fourth quarter 2022 results at 9:00 a.m. Eastern Time on March 9, 2023. The conference call is available by direct dial at 1-888-506-0062 in the U.S. or 1-973-528-0011 from outside of the U.S. The participant access code is 228752. A replay of the conference call will be available by telephone approximately two hours after completion of the call through March 23, 2023. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The PIN access number for the replay is 47406. A streaming audio of the call and an archived replay will also be available on the investor relations page of Distribution Solutions Group’s website. Presentations may be supplemented by a series of slides appearing on the company’s investor relations home page at www.distributionsolutionsgroup.com.

About Distribution Solutions Group, Inc.

Distribution Solutions Group (“DSG”) is a leading, multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 110,000 customers in several diverse end markets supported by approximately 3,100 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,”

“ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements, which speak only as of the date made. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the SEC, including DSG’s Annual Report on Form 10-K, DSG’s Quarterly Reports on Form 10-Q and DSG’s Current Reports on Form 8-K. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements: (i) whether or not the terms of the earnout provisions in either of the merger agreements will be satisfied such that DSG would be required to issue additional shares of common stock in connection with the mergers; (ii) unanticipated difficulties or expenditures relating to the mergers; (iii) the risk that stockholder litigation in connection with the mergers results in significant costs of defense, indemnification and liability; and (iv) any problems arising in combining the businesses of Lawson Products, TestEquity and Gexpro Services, which may result in the combined company not operating as effectively and efficiently as expected.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$24,554	$14,671
Restricted cash	186	—
Accounts receivable, less allowance for doubtful accounts	166,301	80,574
Inventories, net	264,374	132,717
Prepaid expenses and other current assets	22,773	8,098
Total current assets	478,188	236,060
Property, plant and equipment, net	64,395	9,079
Rental equipment, net	27,139	24,727
Goodwill	348,048	104,211
Deferred tax asset	189	266
Intangible assets, net	227,994	96,608
Cash value of life insurance	17,166	—
Right of use assets	46,755	19,662
Other assets	5,736	747
Total assets	$1,215,610	$491,360
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$80,486	$47,958
Current portion of long-term debt	16,352	134,405
Current portion of lease obligation	9,964	4,641
Earnout derivative liability	—	—
Related party payables	—	4,813
Accrued expenses and other current liabilities	62,677	23,126
Total current liabilities	169,479	214,943
Long-term debt, less current portion, net	395,825	93,134
Security bonus plan	9,651	—
Deferred compensation	9,962	—
Lease obligation	39,828	16,132
Deferred tax liability	23,834	808
Other liabilities	4,036	574
Total liabilities	652,615	325,591
Stockholders’ equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 35,000,000 shares Issued - 19,730,362 and 10,542,333 shares, respectively Outstanding - 19,416,784 and 10,294,824 shares, respectively	19,417	10,318
Capital in excess of par value	591,796	197,057
Retained deficit	(25,736)	(33,142)
Treasury stock – 313,578 and 247,509 shares, respectively	(12,526)	(10,033)
Accumulated other comprehensive (loss) income	(9,956)	1,569
Total stockholders’ equity	562,995	165,769
Total liabilities and stockholders’ equity	$1,215,610	$491,360

Distribution Solutions Group, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

Revenue	$328,850	$129,221	$1,151,422	$520,290
Cost of goods sold	212,558	97,769	760,524	390,012
Gross profit	116,292	31,452	390,898	130,278

Selling, general and administrative expenses	103,634	33,243	349,112	118,857

Operating income (loss)	12,658	(1,791)	41,786	11,421

Interest expense	(7,597)	(4,255)	(24,301)	(16,737)
Loss on extinguishment of debt	—	—	(3,395)	—
Change in fair value of earnout liabilities	(4,431)	—	(483)	—
Other income (expense), net	(894)	905	(670)	577

Income (loss) before income taxes	(264)	(5,141)	12,937	(4,739)
Income tax expense (benefit)	1,619	(293)	5,531	313

Net income (loss)	$(1,883)	$(4,848)	$7,406	$(5,052)

Basic income (loss) per share of common stock	$(0.10)	$(0.47)	$0.43	$(0.49)

Diluted income (loss) per share of common stock	$(0.10)	$(0.47)	$0.42	$(0.49)

Distribution Solutions Group, Inc.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2022	2021

Operating activities
Net income (loss)	$7,406	$(5,052)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	45,186	18,683
Amortization of debt issue costs	1,888	1,297
Extinguishment of debt	3,395	—
Stock-based compensation	2,448	—
Deferred income taxes	(2,406)	(3,999)
Change in fair value of earnout liability	483	—
Gain on sale of rental equipment	(3,632)	(2,055)
Bargain purchase option	—	(1,363)
Charge for step-up of acquired inventory	2,866	—
Net realizable value and reserve adjustment for obsolete and excess inventory	4,608	1,104
Bad debt expense	795	939
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(21,771)	6,936
Inventories	(42,404)	(5,059)
Prepaid expenses and other current assets	(1,874)	1,732
Accounts payable	(8,839)	(2,241)
Accrued expenses and other current liabilities	4,492	2,894
Other changes in operating assets and liabilities	(3,670)	(3,496)
Net cash provided by (used in) operating activities	(11,029)	10,320
Investing activities
Purchases of property, plant and equipment	(8,307)	(3,026)
Business acquisitions, net of cash acquired	(115,343)	(33,936)
Purchases of rental equipment	(11,794)	(10,755)
Proceeds from sale of rental equipment	8,756	6,341
Net cash provided by (used in) investing activities	(126,688)	(41,376)
Financing activities
Proceeds from revolving lines of credit	383,489	38,121
Payments on revolving lines of credit	(320,751)	(11,200)
Proceeds from term loans	445,630	6,000
Payments on term loans	(335,305)	(7,486)
Deferred financing costs	(11,956)	—
Capital contribution	—	9,233
Repurchase of common stock	(1,940)	—
Shares repurchased held in treasury	(520)	—
Payment of financing lease principal	(429)	—
Payment on seller's note	(9,757)	—
Net cash provided by (used in) financing activities	148,461	34,668
Effect of exchange rate changes on cash and cash equivalents	(675)	660
Increase (decrease) in cash, cash equivalents and restricted cash	10,069	4,272
Cash, cash equivalents and restricted cash at beginning of period	14,671	10,399
Cash, cash equivalents and restricted cash at end of period	$24,740	$14,671
Cash and cash equivalents	$24,554	$14,671
Restricted cash	186	—
Total cash, cash equivalents and restricted cash	$24,740	$14,671

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31,
	2022	2021
Revenue:
Lawson	$108,029	$—
Gexpro Services	100,103	66,516
TestEquity	105,374	62,705
Other	15,344	—
Total	$328,850	$129,221

Operating Income:
Lawson	$3,746	$—
Gexpro Services	4,317	(2,428)
TestEquity	3,932	637
Other	663	—
Total	$12,658	$(1,791)

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that includes for the three months ended December 31, 2021 and the years ended December 31, 2022 and 2021 certain results of pre-merger Lawson Products and excludes for all periods certain non-operational items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended December 31, 2022 and 2021 and the years ended December 31, 2022 and 2021. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Revenue to Non-GAAP Adjusted Revenue and GAAP Operating Income to Non-GAAP Adjusted EBITDA
Q4 2022 and Q4 2021
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		Other		Consolidated DSG
Quarter Ended	Q4 2022	Q4 2021	Q4 2022	Q4 2021	Q4 2022	Q4 2021	Q4 2022	Q4 2021	Q4 2022	Q4 2021
GAAP Revenue	$108,029	$—	$100,103	$66,516	$105,374	$62,705	$15,344	$—	$328,850	$129,221
Pre-Merger Revenue(1)	—	89,791	—	—	—	—	—	12,276	—	102,067
Adjusted Revenue	$108,029	$89,791	$100,103	$66,516	$105,374	$62,705	$15,344	$12,276	$328,850	$231,288

GAAP Operating Income	$3,746	$—	$4,317	$(2,428)	$3,932	$637	$663	$—	$12,658	$(1,791)
Pre-Merger Operating Income(1)	—	(1,995)	—	—	—	—	—	1,170	—	(825)
Adjusted Operating Income	3,746	(1,995)	4,317	(2,428)	3,932	637	663	1,170	12,658	(2,616)

Depreciation and amortization	4,063	1,942	4,196	1,486	5,055	3,548	558	409	13,872	7,385
Adjustments:
Merger/integration costs(2)	1,324	3,741	1,274	1,264	465	13	—	—	3,063	5,018
Stock-based compensation(3)	2,003	3,435	—	—	—	—	—	—	2,003	3,435
Severance costs(4)	217	98	221	—	3	16	2	7	443	121
Acquisition related costs(5)	—	(382)	549	4,145	1,021	431	—	—	1,570	4,194
Inventory net realizable value adjustment(6)	—	—	—	—	—	—	—	—	—	—
Inventory step-up(7)	—	—	—	94	—	—	—	—	—	94
Other non-recurring(8)	156	—	238	26	—	—	—	—	394	26

Adjusted EBITDA	$11,509	$6,839	$10,795	$4,587	$10,476	$4,645	$1,223	$1,586	$34,003	$17,657

GAAP Operating income as a percent of GAAP Revenue	3.5%	—%	4.3%	(3.7)%	3.7%	1.0%	4.3%	—%	3.8%	(1.4)%

Adjusted EBITDA as a percent of GAAP Revenue	10.7%	—%	10.8%	6.9%	9.9%	7.4%	8.0%	—%	10.3%	13.7%
Adjusted EBITDA as a percent of Adjusted Revenue	10.7%	7.6%	10.8%	6.9%	9.9%	7.4%	8.0%	12.9%	10.3%	7.6%
(1)Represents Lawson Products pre-merger revenue and operating income
(2)Merger transaction costs related to the negotiation, review and execution of the merger agreements relating to the business combination of Lawson Products, TestEquity and Gexpro Services and subsequent integration costs
(3)Expense primarily for stock-based compensation (benefit), of which a portion varies with the Company’s stock price
(4)Includes severance expense for actions taken in 2022 and 2021, not related to a formal restructuring plan
(5)Expense for acquisition related costs, unrelated to the business combination of Lawson Products, TestEquity and Gexpro Services
(6)Inventory net realizable value adjustment recorded to reduce inventory related to discontinued products where the anticipated net realizable value was lower than the cost reflected in the Company's records
(7)Inventory fair value step-up adjustments resulting from the reverse merger acquisition accounting for Lawson Products and acquisition accounting for additional acquisitions completed by Gexpro Services
(8)Other non-recurring costs consists of sales force optimization and other non-recurring items

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Revenue to Non-GAAP Adjusted Revenue and GAAP Operating Income to Non-GAAP Adjusted EBITDA
YTD 2022 and YTD 2021
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		Other		Consolidated DSG
Year Ended	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021
GAAP Revenue	$324,783	$—	$385,326	$256,129	$392,358	$264,161	$48,955	$—	$1,151,422	$520,290
Pre-Merger Revenue(1)	104,902	371,668	—	—	—	—	12,975	46,065	117,877	417,733
Adjusted Revenue	$429,685	$371,668	$385,326	$256,129	$392,358	$264,161	$61,930	$46,065	$1,269,299	$938,023

GAAP Operating Income	$6,536	$—	$21,291	$11,092	$11,375	$329	$2,584	$—	$41,786	$11,421
Pre-Merger Operating Income(1)	11,096	8,192	—	—	—	—	980	3,795	12,076	11,987
Adjusted Operating Income	17,632	8,192	21,291	11,092	11,375	329	3,564	3,795	53,862	23,408

Depreciation and amortization	12,540	6,736	15,175	4,899	17,480	13,784	2,080	1,605	47,275	27,024
Adjustments:
Merger/integration costs(2)	7,672	8,317	4,940	2,177	3,021	258	—	—	15,633	10,752
Stock-based compensation(3)	(6,147)	4,838	—	—	—	—	—	—	(6,147)	4,838
Severance costs(4)	2,050	939	266	18	1,095	32	11	12	3,422	1,001
Acquisition related costs(5)	—	—	1,017	4,669	1,765	1,704	—	—	2,782	6,373
Inventory net realizable value adjustment(6)	1,737	1,368	—	—	—	—	—	—	1,737	1,368
Inventory step-up(7)	1,943	—	163	212	—	—	761	—	2,867	212
Other non-recurring(8)	1,199	—	354	243	—	—	44	—	1,597	243

Adjusted EBITDA	$38,626	$30,390	$43,206	$23,310	$34,736	$16,107	$6,460	$5,412	$123,028	$75,219

GAAP Operating income as a percent of GAAP Revenue	2.0%	—%	5.5%	4.3%	2.9%	0.1%	5.3%	—%	3.6%	2.2%

Adjusted EBITDA as a percent of GAAP Revenue	11.9%	—%	11.2%	9.1%	8.9%	6.1%	13.2%	—%	10.7%	14.5%
Adjusted EBITDA as a percent of Adjusted Revenue	9.0%	8.2%	11.2%	9.1%	8.9%	6.1%	10.4%	11.7%	9.7%	8.0%
(1)Represents Lawson Products pre-merger revenue and operating income
(2)Merger transaction costs related to the negotiation, review and execution of the merger agreements relating to the business combination of Lawson Products, TestEquity and Gexpro Services and subsequent integration costs
(3)Expense primarily for stock-based compensation (benefit), of which a portion varies with the Company’s stock price
(4)Includes severance expense for actions taken in 2022 and 2021, not related to a formal restructuring plan
(5)Expense for acquisition related costs, unrelated to the business combination of Lawson Products, TestEquity and Gexpro Services
(6)Inventory net realizable value adjustment recorded to reduce inventory related to discontinued products where the anticipated net realizable value was lower than the cost reflected in the Company's records
(7)Inventory fair value step-up adjustments resulting from the reverse merger acquisition accounting for Lawson Products and acquisition accounting for additional acquisitions completed by Gexpro Services
(8)Other non-recurring costs consists of sales force optimization and other non-recurring items

Distribution Solutions Group, Inc.
Table 4 - Reconciliation of GAAP Net Income (Loss) and Diluted EPS to Non-GAAP Net Income and Adjusted Diluted EPS
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	December 31, 2022		December 31, 2021
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss) as reported per GAAP	$(1,883)	$(0.10)	$(4,848)	$(0.47)

Pretax adjustments:
Change in fair value of earnout liability	4,431	0.23	—	—
Loss on extinguishment of debt	—	—	—	—
Merger/integration costs	3,063	0.16	1,277	0.12
Stock-based compensation	2,003	0.10	—	—
Severance costs	443	0.02	16	—
Acquisition related costs	1,570	0.08	4,576	0.45
Inventory net realizable value adjustment	—	—	—	—
Inventory step-up	—	—	94	0.01
Other non-recurring	394	0.02	26	—
Total pretax adjustments	11,904	0.61	5,989	0.58
Tax effect on adjustments(1)	(5,095)	(0.26)	395	0.04
Total adjustments, net of tax	6,809	0.35	6,384	0.62
Non-GAAP adjusted net income	$4,926	$0.25	$1,536	$0.15
(1)Tax effected at full year tax rate of 42.8% and (6.6)% for the twelve months ended December 31, 2022 and 2021, respectively.
(2)Pretax adjustments to diluted EPS calculated on 19.408 million and 10.253 million diluted shares for the fourth quarter of 2022 and 2021, respectively.

Contact

Investor Relations:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President and Chief Financial Officer
773-304-5665

Investor Relations Contacts:
Three Part Advisors, LLC
Steven Hooser or Sandy Martin
214-872-2710